Exhibit 10.2

BDCID: 10046495171

March 9, 2026

Ms. Fareeha Khan

Dirtt Environmental Solutions Ltd. 7303 - 30th Street SE

Calgary, AB T2C 1N6

Re: BDC Loan 340411-01

Dear Ms. Khan:

We write in reference to our Letter of Offer for Loan No. 340411-01, and any subsequent amendments thereto. Subject to the terms set out below, the following amendments will be made to your loan.

The amendments shall take effect upon receipt by BDC of the Acceptance Form duly signed by all signatories no later than May 6, 2026.

Amendments – Loan No. 340411-01:

SECURITY

The following Security is added to this Loan:

1.
Landlord's waiver of distraint on the following properties:

a.
7303 30th Street SE, Calgary Alberta
b.
6335 57th Street SE, Calgary Alberta
c.
5620 68th Avenue SE Calgary Alberta
d.
155 Knowlton Way, Savannah, Georgia

The following existing Security relating to this Loan: Landlord's waiver of distraint.

is modified and is now replaced with:

Landlord's waiver of distraint from Dream Industrial Twofer (GP) Inc. with respect to 7504-30th Street SE, Calgary, Alberta. Waiver contemplates limited 60-day period to remove collateral from premises following written notice of termination of lease given to BDC by Landlord. Waiver also does not contemplate a cure period or notice of default in favour of BDC, nor a commitment from the landlord to not accept a lease surrender without BDC prior approval or liability for Landlord's failure to provide notice to BDC limited to value of Collateral received by the Landlord in contravention of the Waiver.

Business Development Bank of Canada The Edison, Suite 1310, 150 - 9th Avenue SW Calgary, AB T2P3H9

www.bdc.ca

EN_LOA-FIN_V2.0

If notice of termination is received, BDC must provide the landlord notice of intention to enforce within 30 days. Once BDC has entered the leased premises it will have 5 days to pay the rent for the enforcement period. Such rent amount is to be set out in Landlord’s termination notice.

Except for the modifications expressly mentioned above, nothing in the above amendments with respect to the Security shall in any way alter the rights which BDC now or hereafter has or may have and resulting from the Security nor shall it alter in any way the liability of the remaining obligant(s) and/or guarantor(s), as the case may be.

UNDERLYING CONDITIONS

The following underlying conditions have been added to this Loan:

■
Real property leases may not be amended, surrendered, or otherwise terminated without prior written consent of BDC. Any default or termination notices from Landlords, as well as signed copies of all amended, extended, or restated leases, must be provided to BDC at the earliest possible opportunity.

All other terms and conditions of your financing with BDC remain unchanged. Yours truly,

/s/ Cole Godin /s/ Ken Kerr

Cole Godin Ken Kerr

Associate Manager, Corporate Financing Director, Corporate Financing

Phone: [***] Phone: [***]

[***] [***]

Encl.

Business Development Bank of Canada The Edison, Suite 1310

150 - 9th Avenue SW Calgary, AB T2P 3H9

Attention: Cole Godin

Re: BDC Loan 340411-01

The undersigned accept the terms and conditions set forth in BDC’s Letter of Amendment dated March 9, 2026.

Signed this 9th day of March , 2026 .

(date) (month) (year)

BORROWER

Dirtt Environmental Solutions Ltd.

/s/ Fareeha Khan , Authorized Signing Officer

Name: Fareeha Khan

[Please print name of signing party]

GUARANTOR

Dirtt Environmental Solutions, Inc.

/s/ Fareeha Khan , Authorized Signing Officer

Name: Fareeha Khan

[Please print name of signing party]